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                                                                    EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered as of the 1st day of March, 2004, by and between KEITH R. SCHROEDER ("Employee") and ORCHIDS PAPER PRODUCTS COMPANY, a Delaware corporation ("Company").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Company operates a tissue paper mill and converting facility (the "Business"); and

         WHEREAS, Employee has developed experience and knowledge concerning the Business, which experience and knowledge are of great value to Company.

         NOW, THEREFORE, for and in consideration of the covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto mutually agree as follows:

         1. TERM. Subject to the provisions hereinafter set forth, the term of this Agreement shall commence as of the date of this Agreement and shall end five (5) years from such date (the "Term"). The Term may be renewed thereafter with the prior written consent of both parties.

         2. EXTENT OF SERVICES. During the Term, Employee shall be employed as Chief Financial Officer of the Company, with the authority, duties and responsibilities assigned to Employee by the Chief Executive Officer and/or Board of Directors of the Company, which shall be reasonably comparable to those held, exercised or assigned to Employee as of the date of this Agreement. Employee shall devote all of his working time and efforts exclusively to the performance of his duties under this Agreement.

         3.       CONSIDERATION.

                  (a) Salary. During the Term, Company shall pay Employee one hundred thirty-five thousand dollars ($135,000) per year payable in accordance with the standard payroll practices of the Company (subject to such withholdings and other normal employee deductions as may be required by law) for his services pursuant to this Agreement (the "Payment Amount"). This amount shall be reviewed by the Chief Executive Officer on an annual basis. Company shall be entitled to withhold amounts from the Payment Amount that the Company reasonably believes it is required to withhold under any federal, state, local or foreign tax law to which Company is subject. At all times during the term of this Agreement, Company shall reimburse Employee for his actual, reasonable, and verifiable out-of-pocket expenses incurred in
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performing services pursuant to this Agreement required by Company, including without limitation, travel expenses.

                  (b) Benefits. Employee shall be entitled to benefits substantially the same as those currently received by Employee.

                  (c) Bonus. Employee shall be entitled to an annual bonus as determined by the Chief Executive Officer.

         4. TERMINATION. The term of this Agreement shall continue for the period specified in Paragraph 1 of this Agreement unless sooner terminated by
(a) the death of Employee, effective as of the date of death, (b) the inability, by reason of a mental or physical condition, to perform his duties hereunder for an uninterrupted period of ninety (90) days, or (c) for Cause upon written notice to Employee effective as of the date of such notice, describing such Cause (as hereinafter defined). For purposes of this Agreement, "Cause" for termination shall be deemed to exist if: (i) the Employee engages in acts of personal dishonesty or fraud involving the Company; (ii) the Employee breaches this Agreement, or (iii) the Employee fails to perform the responsibilities of his position with the Company or fails or refuses to perform the duties assigned to him in accordance with this Agreement.

                  (a) In the event that (i) Employee's employment under this Agreement is terminated for Cause as provided above, or (ii) Employee voluntarily terminates his employment with the Company, prior to the end of the Term, the Company shall promptly pay to the Employee (or the Employee's legal representatives) the amount of any salary attributable to periods prior to such termination, plus the amount of any reimbursable expenses and any accrued vacation. No other payments shall be due Employee except any bonus payments already earned pursuant to Section 3(b)(v) above.

                  (b) In the event that Employee's employment is terminated without Cause, or the Employee loses his employment for any other reason, including without limitation, bankruptcy, closure, reorganization, buyout, merger, consolidation or any other reason, the Employee will receive severance payments equal to the lesser of (i) one year's salary as provided in Section 3(a) above or (ii) the remaining salary Employee would have received had Employee remained employed through the end of the Term. Employee shall also receive a pro rata portion of his Bonus, if earned, for that year. These severance payments shall be paid in the same manner and at the same interval as Employee was being paid immediately prior to termination.

         5.       REPURCHASE OPTION/REDEMPTION OPTION.

                  (a) For purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i)      "Employee Stock" means all shares of capital
stock of the Company or Orchids Acquisition Group, Inc. acquired by Employee, whether held by Employee or one or more transferees.


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                           (ii)     "Fair Market Value" of each share of
Employee Stock means the market value agreed upon by Employee and the Board of Directors of the Company (the "Board"). If Employee and the Board are unable to agree upon the market value, then Employee and the Company will share the cost, on an equal basis, of a mutually acceptable business appraiser whose determination will be binding.

                           (iii)    "Original Value" of each share of Employee
Stock will be equal to $10.00 (as proportionally adjusted for all stock splits, stock dividends and other stock recapitalizations affecting the capital stock of the Company and/or Orchids Acquisition Group, Inc., as the case may be, subsequent to the issuance thereof.

                  (b) In the event that Employee's employment under this Agreement is terminated for Cause as provided above, or (ii) Employee voluntarily terminates his employment with the Company, prior to the end of the Term, the Employee Stock will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 5 (the "Repurchase Option"). On or after the date of termination of employment, the Company may elect to purchase all or any portion of the Employee Stock at a price per share equal to the higher of (i) Original Value or (ii) the Fair Market Value thereof as determined as of the termination date. The Company shall elect to exercise the right to purchase all or any portion of the shares of Employee Stock pursuant to the Repurchase Option by delivering written notice (the "Repurchase Notice") to the holder or holders of the Employee Stock. The Repurchase Notice will set forth the number of shares of Employee Stock to be acquired from such holder(s) and the aggregate consideration to be paid for such shares.

                  (c) In the event that Employee's employment is terminated without Cause, or the Employee loses his employment for any other reason, including without limitation, bankruptcy, closure, reorganization, buyout, merger, consolidation or any other reason:

                           (i)      all Employee Stock will be subject to the
Repurchase Option and the Company may, on or after the termination date, elect to purchase all or any portion of the Employee Stock at a price per share equal to Fair Market Value thereof as determined as of the termination date, by delivering the Repurchase Notice to the holder or holders of the Employee Stock in the manner described in Section 5(b) above, and

                           (ii)     On or after the termination date, Employee
may elect to sell to the Company, and if so elected, the Company must purchase all or any portion of the Employee Stock at a price per share equal to the lower of its Original Value or the Fair Market Value thereof as determined as of the termination date (the "Redemption Option"). Employee shall elect to exercise the right to sell to the Company all or any portion of the shares of Employee Stock pursuant to the Redemption Option by delivering written notice (the "Redemption Notice") to the Company. The Redemption Notice will set forth the number of shares of Employee Stock to be sold to the Company and the aggregate consideration to be paid for such shares.

                  (d)      The closing of the transactions contemplated by this
Section 5 shall take place on a date mutually agreed to by the Company and Employee, which date shall not be


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more than 90 days after the delivery of the Repurchase Notice or the Redemption
Notice, as the case may be. The Company will pay for the Employee Stock to be purchased pursuant to the Repurchase Option or the Redemption Option by cashier's or certified check, or by wire transfer. The Company shall receive customary representations and warranties from each seller regarding the sale of the Employee Stock, including but not limited to the representation that such seller has good and marketable title to the Employee Stock to be transferred free and clear of all liens, claims and other encumbrances.

         6.       EMPLOYEE COVENANTS

                  (a) Restrictions on Competition. Employee covenants and agrees that during the period of Employee's employment hereunder and for a period ending on the earlier of (i) the first (1st) anniversary of the date of termination of Employee's employment with the Company, including without limitation termination by the Company for Cause or without Cause, and (ii) the last day on which Employee is entitled to receive severance payments pursuant to
Section 4(c), Employee shall not, in the United States of America, or in any other country of the world in which the Company or any of its subsidiaries has done business at any time during the last two (2) years prior to termination of Employee's employment with the Company, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity which sells or attempts to sell any products or services which are the same as or similar to the products and services (a) sold by the Company or any of its subsidiaries at any time and from time to time during the last two (2) years prior to the termination of Employee's employment hereunder or (b) being developed by the Company or any of its subsidiaries during the period of Employee's employment with the Company.

                  (b) Non-Solicitation of Customers and Suppliers. Employee agrees that during his employment with the Company he shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer or supplier of the Company or any of its subsidiaries for any business propose other than for the benefit of the Company or such subsidiaries. Employee further agrees that for one (1) year following termination of his employment with the Company, including without limitation termination by the Company for Cause or without Cause, Employee shall not, directly or indirectly, solicit for any Competing Business the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of the Company or any of its subsidiaries.

                  (c) Non-Solicitation of Employees. Employee agrees that, during his employment with the Company and for one (1) year following termination of Employee's employment with the Company, including without limitation termination by the Company for Cause or without Cause, Employee shall not, directly or indirectly, solicit, hire or induce, or attempt to solicit, hire or induce, any employee of the Company or any of its subsidiaries to leave the Company or any of its subsidiaries for any reason whatsoever or hire any employee of the Company or any of its subsidiaries.


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                  (d)      Remedy for Breach. Notwithstanding anything in this
Agreement to the contrary, in the event that Employee shall breach this Section 6, Employee shall immediately forfeit all rights to receive any payments to which Employee may be entitled under Section 4 and the Company shall have no further obligations thereunder.

         7. CONFIDENTIAL INFORMATION. Employee acknowledges that any use of the Company's Confidential Information (as hereinafter defined) by the Employee other than for the sole benefit of the Company would be wrongful and cause irreparable harm to the Company. Accordingly, Employee shall not, at any time during or subsequent to his employment by the Company, without the express written consent of Company, publish, disclose or divulge to any person, firm or corporation, or use, directly or indirectly, for his own benefit or for the benefit of any person, firm or corporation, for use other than for the Company, any property, trade secrets or Confidential Information of the Company or its affiliates. "Confidential Information" means and includes all information known or used by the Company in its business which is not otherwise properly, legally and generally known in the industry, including, but not limited to, all data, reports, interpretations, forecasts, records, statements (written or oral) and documents of any kind relating to the Company's costs and financial information, manufacturing methods or processes, market studies, products, existing and potential customers, expansion plans, acquisition targets, pricing methods and strategies, new product plans and sources of supply. In addition, all other information disclosed to the Employee or which the Employee shall obtain during such employment with the Company which the Employee has a reasonable basis to believe is confidential, or which the Employee has a reasonable basis to believe the Company treats as confidential, shall be presumed to be Confidential Information.

         8. SPECIAL RELIEF. The Employee acknowledges that the restrictions contained in Sections 6 and 7 are reasonable and necessary to protect the business and interests of the Company and that any violation of these restrictions will cause substantial and irreparable injury to the Company. Therefore, notwithstanding the provisions of Section 18 below, the Employee agrees that the Company is entitled, in addition to any other remedies, to preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or contemplated breach of this Agreement.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties relating to this matter and there are no covenants, conditions, representations, or agreements, oral or written, or any nature whatsoever, other than those herein contained.

         10. AMENDMENTS. No amendment, alteration, or modification of this Agreement shall be binding upon the parties hereto unless said amendment, alteration, or modification is in writing and signed by all parties hereto.

         11. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or


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invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms. If, moreover, any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the fullest extent compatible with the applicable law as it shall then appear.

         12. WAIVER. The waiver of a breach of any term of this Agreement by any of the parties hereto shall not operate or be construed as a waiver by such party of the breach of any other term of this Agreement or as a waiver of a subsequent breach of the same term of this Agreement.

         13. ASSIGNMENT. Employee shall not assign, transfer, or convey this Agreement, or in any way encumber the compensation or other benefits payable to him hereunder, except with the prior written consent of Company. Company may assign this Agreement and its rights hereunder in whole, but not in part, to any entity with or into which it may transfer all or substantially all of its assets (and, in such event, the term "Company" as used herein shall mean and refer to such successor-in-interest).

         14. NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by facsimile, overnight delivery, or registered mail, return receipt requested, to the parties at the addresses set forth below or at such other addresses as either party may designate to the other in writing:

                  if to the Employee:

                           Mr. Keith R. Schroeder
                           8656 E. 104th Street
                           Tulsa, OK  74133

                  if to the Company:

                           Orchids Paper Products Company
                           Route 3, Box 69-8
                           Pryor, OK  74361
                           Att:  Chief Executive Officer

Notices delivered personally or by overnight delivery shall be effective upon delivery. Notices properly addressed and delivered by mail, return receipt requested, shall be effective upon deposit with the United States Postal Service. Notices sent by facsimile shall be effective upon confirmation of transmission. Notices sent by facsimile should be prominently marked "URGENT - DELIVER IMMEDIATELY" or with similar language bringing attention to the importance of the transmission.

         15. BINDING EFFECT. This Agreement shall be binding on the parties hereto and on their respective heirs, administrators, executors, successors, and permitted assigns.


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         16.      COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single document.

         17. GOVERNING LAW. This Agreement is being executed in the State of Oklahoma, and shall be governed by and construed in accordance with the laws of the State of Oklahoma, except that if any provision of this Agreement would be illegal, void, invalid or unenforceable under such laws in connection with a suit or proceeding validly instituted in another jurisdiction, then the laws of such other jurisdiction shall govern insofar as is necessary to sustain the validity or enforceability of the terms of this Agreement. Any action or proceedings in connection with this Agreement may be brought in a court of record of the State of Oklahoma, or in any United States District Court in the State of Oklahoma, and the parties executing this Agreement hereby consent to be subject to the personal jurisdiction of such courts.

         18. ARBITRATION. Each party agrees not to bring suit against the other party in the courts of any jurisdiction in connection with any dispute which might be the subject of a civil action arising from the interpretation or application of this Agreement. Each party agrees that any such dispute shall be resolved by submission to compulsory commercial arbitration to be held in Tulsa, Oklahoma according to the rules of the American Arbitration Association. The parties agree to be bound by the decision of the arbitration and that a judgment of any court of competent jurisdiction may be rendered upon the award made pursuant to said submission to arbitration.

         19. INDEMNIFICATION OF EMPLOYEE. Company shall indemnify Employee to the maximum extent permitted under applicable law for any liability incurred by Employee in connection with any advice given or services performed in good faith pursuant to this Agreement.

         20. CONTINUING OBLIGATIONS. The following provisions of this Agreement shall continue and shall survive the termination of Employee's employment under this Agreement and the Term: Sections 6,7, 8,17, 18 and 19.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                           EMPLOYEE:

                                           /s/ Keith R. Schroeder

                                           Keith R. Schroeder




                                           ORCHIDS PAPER PRODUCTS COMPANY


                                             By:
                                               -------------------------------
                                               Name:
                                               Title:


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